Exhibit 99.1

Harbor Custom Development, Inc. Appoints Chief Financial Officer

Gig Harbor, Washington, November 2, 2021 (GLOBE NEWSWIRE) — Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced the hiring of Lance Brown, as the Company’s Chief Financial Officer, effective November 1, 2021.

“We are thrilled to welcome Lance Brown to the Harbor team. His experience as a highly successful financial executive of a publicly traded company in our industry provides both the expertise and financial leadership to drive Harbor’s rapid expansion into the nation’s fastest-growing metro regions,” said Harbor President and CEO, Sterling Griffin.

Prior to joining Harbor, Mr. Brown was Vice President and Chief Accounting Officer at Select Interior Concepts (NASDAQ: SIC), where he was responsible for Finance, Accounting, SEC Reporting, and Tax. During his time at SIC, Mr. Brown developed the public company accounting and reporting infrastructure; was extensively involved in the diligence and integration for multiple completed acquisitions; assisted with the sale, divestiture, and de-integration of SIC’s largest business unit to a major competitor; and provided significant support for the sale and going private transaction of SIC.

Mr. Brown started his career in public accounting at PricewaterhouseCoopers. He holds a Bachelor of Business Administration degree from the University of Georgia and a Master of Accountancy from Auburn University. Mr. Brown is a Certified Public Accountant.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; and Austin, Texas. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, Port Orchard, Lacey, Burien, Yelm and Blaine in the state of Washington. In addition, Harbor has acquired land and will begin constructing homes in three new markets. In the Sacramento metro market, Harbor will be constructing homes in completed subdivisions in both Rocklin and Auburn, California. In the Austin metro market, Harbor has acquired developed lot inventory in Dripping Springs, Driftwood, and Horseshoe Bay, Texas. The Company recently acquired property in Punta Gorda, Florida, and plans to begin construction of oceanfront condominiums there in 2022. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Hanover International

IR@harborcustomdev.com

866-744-0974